                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. __ )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S) 240.14a-12

_______________________________________________________________________________
               (Name of Registrant As Specified In Its Charter)

                              ACTERNA CORPORATION
_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No Fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

   ____________________________________________________________________________
    (2)Aggregate number of securities to which transaction applies:

   ____________________________________________________________________________
    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ____________________________________________________________________________
    (4)Proposed maximum aggregate value of transaction:

   ____________________________________________________________________________
    (5)Total fee paid:

   ____________________________________________________________________________

[_]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

   ____________________________________________________________________________
    (2)Form, Schedule or Registration Statement No.:

   ____________________________________________________________________________
    (3)Filing Party:

   ____________________________________________________________________________
    (4)Date Filed:

   ____________________________________________________________________________

[LOGO]
ACTERNA

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                                           Germantown, Maryland
                                                                 August 6, 2002

To the Stockholders of
  Acterna Corporation:

   Notice is hereby given that the Annual Meeting of Stockholders of Acterna Corporation ("the Company") will be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, NY 10022 on Wednesday, September 4, 2002 at 2:00 p.m. Eastern Time for the following purposes:

    1. To elect four persons to the Board of Directors of the Company;

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year; and

    3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on July 26, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Richard H. Goshorn

                                          Richard H. Goshorn
                                          Corporate Vice President, General
                                            Counsel, and Corporate Secretary


 IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              ACTERNA CORPORATION
                            20400 Observation Drive
                          Germantown, Maryland 20876

                                PROXY STATEMENT
                                      FOR
                      THE ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held September 4, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Acterna Corporation ("Acterna" or the "Company") for the Annual Meeting of Stockholders to be held on Wednesday, September 4, 2002 at 2:00 p.m. at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, NY 10022 and any adjournments thereof. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders of the Company is August 6, 2002. The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

   The Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002, containing financial statements for that year and prior periods, is being mailed herewith.

   A copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, Acterna Corporation, 20400 Observation Drive, Germantown, Maryland 20876.

Voting Securities and Votes Required

   At the close of business on July 26, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 192,223,334 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

   The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

    1. The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors; and

    2. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

   With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the selection of PricewaterhouseCoopers LLP as the Company's independent auditors, a broker non-vote will have no impact on the vote and an abstention will effectively be treated as a vote against the proposal.

   As of July 15, 2002, Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V") and Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI"), investment partnerships managed by Clayton, Dubilier & Rice, Inc. ("CD&R"), hold in the aggregate approximately 80.0% of the Common Stock. Because CD&R Funds V and VI hold approximately 80.0% of the Company's Common Stock, their vote on the proposals described below will be determinative. CD&R Funds V and VI have indicated to the Company that they will vote in favor of Proposal 1 and Proposal 2.

                                     (ii)

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is divided into three classes that serve staggered three-year terms. The terms of three directors expire this year. The Board has nominated Ned C. Lautenbach, Marvin L. Mann and John R. Peeler for election to the class of directors whose terms expire in 2005. A fourth director, Donald J. Gogel, was appointed as a director by the Board of Directors pursuant to resolutions adopted by the Board at a meeting held on May 14, 2002. The Board has also nominated Mr. Gogel for election to the class of directors whose terms expire in 2003. All of the nominees are currently directors of the Company and, with the exception of Mr. Gogel, were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than four nominees.

   The Board of Directors recommends that the stockholders vote FOR the election of the Nominees.

                        INFORMATION REGARDING DIRECTORS

   The following table sets forth certain information with respect to the nominees as well as the continuing directors:

                NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2005

                             Name and Principal Occupation                                     Director
                            for at least the Past Five Years                               Age  Since
                            --------------------------------                               --- --------
Ned C. Lautenbach......................................................................... 58    1998
  Ned C. Lautenbach is a principal and Director of CD&R and has served as the
  Company's Chairman, President and Chief Executive Officer since May 20, 1999, the Company's Chairman and Chief Executive Officer since July 23, 2001, and as a
  Director since November 30, 1998. Mr. Lautenbach joined CD&R in 1998 from IBM
  Corporation where he served as Senior Vice President and Group Executive of
  Worldwide Sales and Services, and was a member of the IBM Corporate Executive
  Committee. During his career at IBM, he held a variety of other senior executive positions in several divisions, including President of the National Distribution
  Division of the United States, President, Asia Pacific, and Chairman, IBM World
  Trade Corporation. Mr. Lautenbach received his M.B.A. from Harvard University and his B.A. in economics at the University of Cincinnati. He is a member of the
  Board of Trustees of Fidelity Investments and a Director of Eaton Corporation,
  Axcelis Technologies, Inc. and Covansys, Inc. He is a limited partner of
  Associates V, a Director of Associates II Inc., a limited partner of Associates VI and a Director of Associates VI Inc.

                            Name and Principal Occupation                                    Director
                           for at least the Past Five Years                              Age  Since
                           --------------------------------                              --- --------
Marvin L. Mann.......................................................................... 69    1999
  Marvin L. Mann has served as a Director since February 4, 1999. He has also served since April 1999 as Chairman Emeritus of the Board of Directors of Lexmark
  International Group, Inc., a corporation in which an affiliate of CD&R had an investment from 1991 through 1998. He served as Chairman of the Board of
  Lexmark International Group, Inc. from March 1991 through April 1999, as Chief
  Executive Officer from March 1991 through May 1998, and as President from March
  1991 through February 1997. Prior to such time, Mr. Mann held numerous positions with IBM. During his IBM career, Mr. Mann held a number of executive positions including President of the Information Products Division, President of the Service
  Sector Division and President and Chief Executive Officer of the Satellite Business
  Systems. He was elected an IBM Vice President in 1985. Mr. Mann also serves as a director of Imation Corp. and is a member of the Board of Trustees of Fidelity
  Investments.

John R. Peeler.......................................................................... 47    1998
  John R. Peeler currently serves as the Company's President and as President and
  Chief Executive Officer of the Company's Communications Test Business and, since
  May 21, 1998, as a Director. Mr. Peeler has been employed by the Company since
  1980 and has held positions of increasing responsibility including Vice President of
  Engineering, Vice President of Product Development, Division President, and
  Executive Vice President and Chief Operating Officer. Prior to joining the Company he was a communications systems design engineer with Hughes Network Systems
  (formerly M/A Com DCC). Mr. Peeler received a Bachelor of Science degree and a
  Master of Science degree, both in electrical engineering, from the University of
  Virginia.

                NOMINEE FOR ELECTION FOR TERM EXPIRING IN 2003

                             Name and Principal Occupation                                     Director
                            for at least the Past Five Years                               Age  Since
                            --------------------------------                               --- --------
Donald J. Gogel........................................................................... 52    2002
  Donald J. Gogel is a principal, Chief Executive Officer and Director of CD&R and has served as a Director of the Company since May 14, 2002. Mr. Gogel is a limited partner of Associates V, President, Chief Executive Officer and Director of
  Associates II, Inc., a limited partner of Associates VI and President, Chief Executive
  Officer and Director of Associates VI Inc. Prior to joining CD&R in 1989, Mr. Gogel was a partner at McKinsey & Company, Inc. and a managing director at Kidder,
  Peabody & Company, Inc. He serves as Vice Chairman and Trustee of both the
  Cancer Research Institute and the Mount Sinai-NYU Medical Center. Mr. Gogel
  holds a BA from Harvard College, a graduate degree from Balliol College, Oxford
  University, where he was a Rhodes scholar, and a J.D. degree from Harvard Law
  School. Mr. Gogel also serves as a Director of Global Decisions Group, LLC, Jafra
  Cosmetics International, Inc., Kinko's, Inc., and Turbochef, Inc.

      INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2003

                           Name and Principal Occupation                                    Director
                          for at least the Past Five Years                              Age  Since
                          --------------------------------                              --- --------
Brian D. Finn.......................................................................... 41    1998
  Brian D. Finn has served as one of the Company's Directors since May 21, 1998.
  Since April 2002, Mr. Finn has served as a Managing Director in the office of the
  Chairman of Credit Suisse First Boston, where he previously served as a Managing
  Director and Co-Head of Mergers & Acquisitions. From 1997 to March 2002,
  Mr. Finn served as a principal and Director of CD&R. Mr. Finn is also a Director of
  ICO Global Limited. Mr. Finn received his B.S. in Economics from The Wharton
  School at the University of Pennsylvania.

William O. McCoy....................................................................... 68    1999
  William O. McCoy has served as a Director since July 20, 1999. From April 1999 until August 2000 he served as Interim Chancellor of the University of North
  Carolina, Chapel Hill, North Carolina. He retired in November 1998 as Vice
  President for Finance of the sixteen-campus University of North Carolina. He joined
  UNC General Administration in 1995 after a 35-year career with the BellSouth
  Corporation, where he served as Vice Chairman of the Board of Directors from 1984 through 1994. Mr. McCoy also serves as a Director of Progress Energy Corporation,
  Liberty Corporation of Greenville, S.C., North Carolina Capital Management Trust
  and Duke Realty Corporation, and is a member of the Board of Trustees of Fidelity
  Investments and a partner of Franklin Street Partners.

      INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 2004

                          Name and Principal Occupation                                  Director
                         for at least the Past Five Years                            Age  Since
                         --------------------------------                            --- --------
Victor A. Pelson.................................................................... 65    1999
  Victor A. Pelson has served as a Director since September 28, 1999. He presently serves as a Senior Advisor of UBS Warburg. Prior to his affiliation with UBS
  Warburg, Mr. Pelson held numerous positions at AT&T Corporation. During his
  AT&T career, Mr. Pelson held a number of executive positions including Chairman of AT&T Global Operations, Group Executive and CEO of AT&T's
  Communications Services Group. He was also the Chairman of the New Jersey State
  Chamber of Commerce from 1989 to 1991. Mr. Pelson is also a member of the Board of Directors of United Parcel Services Inc., Eaton Corporation and Dun and
  Bradstreet.

Brian H. Rowe....................................................................... 71    1998
  Brian H. Rowe has served as a Director since November 30, 1998. He is currently
  Chairman of Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc., and Chairman
  Emeritus of GE Aircraft Engines in Cincinnati, Ohio, where he also served as
  Chairman from September 1993 through January 1995, and as President and Chief
  Executive Officer from 1979 through 1993. Mr. Rowe also serves as a Director of
  Atlas Air, Inc., B/E Aerospace, Inc. and Textron Inc.

                            Name and Principal Occupation                                     Director
                           for at least the Past Five Years                               Age  Since
                           --------------------------------                               --- --------
Richard J. Schnall....................................................................... 33    1999
  Richard J. Schnall is a principal of CD&R and has served as a Director of the
  Company since September 28, 1999. Prior to joining CD&R in 1996, Mr. Schnall worked in the investment banking divisions of Smith Barney & Co. and Donaldson,
  Lufkin & Jenrette, Inc. He also worked for McKinsey & Company, Inc. Mr. Schnall is a graduate of The Wharton School at the University of Pennsylvania and Harvard
  Business School. He is a limited partner of Associates V, a Director of Associates II
  Inc., a limited partner of Associates VI and a Director of Associates VI Inc.
  Mr. Schnall also serves as a Director of SIRVA, Inc., Guidance Solutions, Inc., and
  Schulte GmBH & Co. KG.

Peter M. Wagner.......................................................................... 49    2000
  Peter M. Wagner joined Debitel AG, Stuttgart, Germany, as its President and Chief
  Executive Officer on May 22, 2000. From September 30, 1998 until May 19, 2000 he served as President, Chief Executive Officer and Director of Wavetek Wandel
  Goltermann, Inc., and was elected to the Company's Board on March 23, 2000.
  Mr. Wagner served as President, Chief Executive Officer and Managing Director of
  Wandel & Goltermann, Inc. from February 1998 to September 1998, as Executive
  Vice President, Chief Operating Officer and Managing Director of Wandel &
  Goltermann, Inc. from October 1995 to February 1998 and as Vice President, Sales
  and Marketing from March 1995 to October 1995. From January 1990 to February
  1995, Mr. Wagner was General Manager of the Line Transmission Systems Division
  of Alcatel SEL AG in Stuttgart, Germany. Mr. Wagner serves as a Director of
  Deutsche Messe AG and of Damba AG in Germany, as well as a Director of several privately held companies affiliated with Debitel AG in the Netherlands, Denmark,
  France and Spain.

Committees of the Board of Directors

   The Company has Executive, Audit, Compensation and Governance Committees of the Board of Directors.

   The Board of Directors met seven times during fiscal year 2002. Each person who was a Director during fiscal year 2002 attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served.

   The Executive Committee, which did not meet during fiscal year 2002, is vested with the authority of the Board of Directors between meetings of the Board of Directors in most matters (other than with respect to certain fundamental issues). The current members of the Executive Committee are Messrs. Lautenbach and Finn.

   The Audit Committee met four times during fiscal year 2002. The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants, reviews the scope and budget for the annual audit, and reviews the results of the examination of the Company's financial statements by the independent public accountants. The Audit Committee also periodically reviews the job performance of the Chief Financial Officer. The Company's financial personnel and independent public accountants have full access to the Audit Committee. The current members of the Audit Committee are Messrs. Mann, McCoy and Pelson.

   The Compensation Committee met four times during fiscal year 2002. The Compensation Committee reviews the Company's executive compensation and benefit policies as further described in the Compensation Committee Report on Executive Compensation included in this proxy statement. The Company is not aware of any Compensation Committee interlocks. The current members of the Compensation Committee are Messrs. Finn, McCoy and Rowe.

   The Governance Committee, which did not meet during fiscal year 2002, considers nominees for election to the Board, reviews the duties and composition of Board committees, and develops, sets and maintains corporate governance standards. The current members of the Governance Committee are Messrs. Pelson, Wagner and Schnall.

Compensation of Directors

   Each director who is not also an officer or employee of the Company or any subsidiary of the Company or a representative of CD&R Funds V or VI or any successor investment vehicle managed by CD&R (an "Eligible Director") will receive quarterly awards of Common Stock in lieu of annual retainer fees, meeting fees, chairman's fees and any other fees for services as a director ("Share Awards") under the terms of the Non-Employee Directors Stock Incentive Plan (the "Directors' Incentive Plan"). The Board of Directors will fix the number of shares to be awarded each year based on the recommendation of the Compensation Committee. The Directors' Incentive Plan provides that the number of such shares will have a value (at the time the number of shares subject to quarterly Share Awards for such year are established) approximately equal to the amount of cash fees that would be payable to each Eligible Director for his services based on appropriate competitive practices. The quarterly Share Award is currently 6,000 shares of Common Stock.

   Each Eligible Director will also receive a one-time grant for 25,000 options to purchase shares of Common Stock upon his or her initial election to the Board of Directors. Each option has a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant, as established for purposes of the Directors' Incentive Plan by the Board of Directors in accordance with such plan. Each such option will generally become exercisable in five equal installments over the first five anniversaries of the date of grant, assuming that the Eligible Director still serves on the Board of Directors on each such date.

   Each Eligible Director also receives an annual options grant (currently 15,000 options) at the beginning of each fiscal year, as well as shares of Common Stock as compensation for each meeting of a Committee of the Board of Directors that such Eligible Director attends, the amount of which share awards are reviewed annually by the Compensation Committee. Currently, for attendance at each Committee meeting, an Eligible Director acting as Chairman at such meeting will receive a number of shares of Common Stock of the Company having a value of approximately $2,000, and each other Eligible Director will receive a number of shares of Common Stock of the Company having a value of approximately $1,000.

   Each Eligible Director also may purchase up to $250,000 of the Company's Common Stock pursuant to the Directors' Stock Purchase Plan at the fair market value on the date of purchase, as defined in such plan, based on an independent financial appraisal of the Common Stock's value. The Company's Board of Directors may permit an Eligible Director to purchase a greater amount of the Common Stock taking into account the scope of the Eligible Director's duties and commitment of time to the Company, and the extent to which such Eligible Director's actions are expected to affect the Company's performance.

          SECURITY OWNERSHIP OF DIRECTORS, CERTAIN BENEFICIAL OWNERS
                            AND EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 15, 2002, with respect to: (i) each current director and each Named Executive Officer (as defined below under "Executive Compensation") of the Company; (ii) all current directors and executive officers of the Company as a group; and (iii) each current beneficial owner of five percent or more of Common Stock:

                                                         Amount and Nature of     Percent of
Name                                                    Beneficial Ownership(1) Common Stock(2)
----                                                    ----------------------- ---------------
Clayton, Dubilier & Rice Fund V Limited Partnership(3).       123,290,770            64.1%
Clayton, Dubilier & Rice Fund VI Limited Partnership(4)        30,625,000            15.9%
Directors and Executive Officers
Ned C. Lautenbach......................................           307,692               *
John R. Peeler(5)......................................         3,063,043             1.6%
Allan M. Kline(6)......................................         1,232,058               *
Samuel W. Tishler(7)...................................           610,688               *
Mark V. B. Tremallo(8).................................           281,213               *
John D. Ratliff(9).....................................           280,000               *
Brian H. Rowe(10)......................................           169,231               *
Marvin L. Mann(11).....................................           174,621               *
William O. McCoy(12)...................................           184,854               *
Victor A. Pelson(13)...................................           171,806               *
Peter M. Wagner(14)....................................            95,336               *
Brian D. Finn..........................................                 0               *
Donald J. Gogel........................................                 0               *
Richard J. Schnall.....................................                 0               *
All current Directors and Executive Officers as a group
   (13 persons)(15)(16)................................         5,193,180             2.7%

--------
The symbol "*" denotes less than 1% of outstanding common stock.

(1) Represents shares of common stock beneficially owned on July 15, 2002. Unless otherwise noted, each person has sole voting and investment power with respect to such shares.

(2) Based upon 192,223,334 shares of common stock outstanding as of July 15, 2002. Common stock includes all shares of outstanding common stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-1 promulgated pursuant to the U.S. Securities Exchange Act of 1934, as amended), all shares of common stock subject to any right of acquisition by such person, through exercise or conversion of any security, within 60 days of July 15, 2002. The percent of common stock owned by Clayton, Dubilier & Rice Fund V Limited Partnership and by Clayton, Dubilier & Rice Fund VI Limited Partnership is calculated based upon the number of shares outstanding and does not include shares issuable upon the exercise of outstanding options.

(3) CD&R Associates V Limited Partnership ("Associates V") is the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V") and has the power to direct CD&R Fund V as to the voting and disposition of shares held by CD&R Fund V. CD&R Investment Associates II, Inc. ("Associates II Inc.") is the managing general partner of Associates V and has the power to direct Associates V as to its direction of CD&R Fund V's voting and disposition of the shares held by CD&R Fund V. No person controls the voting and dispositive power of Associates II Inc. with respect to the shares owned by CD&R

   Fund V. Each of Associates V and Associates II Inc. expressly disclaims beneficial ownership of the shares owned by CD&R Fund V. The business address of Associates II Inc., Associates V and CD&R Fund V is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(4) CD&R Associates VI Limited Partnership ("Associates VI") is the general partner of Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI") and has the power to direct CD&R Fund VI as to the voting and disposition of shares held by CD&R Fund VI. CD&R Investment Associates VI, Inc. ("Associates VI Inc.") is the managing general partner of Associates VI and has the power to direct Associates VI as to its direction of CD&R Fund VI's voting and disposition of the shares held by CD&R Fund VI. No person controls the voting and dispositive power of Associates VI Inc. with respect to the shares owned by CD&R Fund VI. Each of Associates VI and Associates VI Inc. expressly disclaims beneficial ownership of the shares owned by CD&R Fund VI. The business address of Associates VI Inc., Associates VI and CD&R Fund VI is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(5) Includes 2,090,866 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 729,166 shares held by trusts for which Mr. Peeler may be deemed to have sole voting and investment power. Does not include 1,076 shares held by Mr. Peeler's wife for which he disclaims beneficial ownership.

(6) Includes 1,110,600 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 20,835 shares held by trusts for which Mr. Kline may be deemed to have shared voting and investment power.

(7) Includes 610,079 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002.

(8) Includes 259,149 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002.

(9) Includes 280,000 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002.

(10) Includes 11,200 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 119,031 shares held by trusts for which Mr. Rowe may be deemed to have shared voting and investment power, and 27,500 deferred shares.

(11) Includes 11,200 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 76,923 shares held by trusts for which Mr. Mann may be deemed to have shared voting and investment power.

(12) Includes 11,200 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 18,000 shares held in a family partnership for which Mr. McCoy may be deemed to have shared voting and investment power, and 22,000 deferred shares.

(13) Includes 6,200 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Includes 18,000 deferred shares.

(14) Includes 6,200 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002.

(15) Includes 3,106,506 shares of common stock issuable upon exercise of stock options which are exercisable within 60 days of July 15, 2002. Does not include 123,290,770 shares of common stock owned by CD&R Fund V and 30,625,000 shares of common stock owned by CD&R Fund VI. Donald J. Gogel, Ned C. Lautenbach and Richard J. Schnall may be deemed to share beneficial ownership of the shares owned of record by the Clayton Dubilier & Rice funds by virtue of their status as stockholders of Associates II Inc., and Associates VI Inc., the managing general partners of Associates V and Associates VI, respectively, the general partners of CD&R Fund V and CD&R Fund VI, respectively, but each expressly disclaims such beneficial ownership of the shares owned by CD&R Fund V and CD&R Fund VI. The voting stockholders of Associates II Inc. and Associates VI Inc. share investment and voting power with respect to securities owned by CD&R Fund V and CD&R Fund VI, respectively, but no individual controls such investment or voting power.

(16) Does not include information regarding the beneficial ownership of Messrs. Kline, Tishler and Tremallo, each of whom were Named Executive Officers (as defined below under "Executive Compensation") of the Company for fiscal year 2002, but who were no longer serving as executive officers of the Company as of July 15, 2002.

                     EQUITY COMPENSATION PLAN INFORMATION

   The following table sets forth information concerning compensation plans previously approved by security holders and not previously approved by security holders.

                                                                                             Number of securities
                                                                                              remaining available
                                                   Number of securities                       for future issuance
                                                    to be issued upon                            under equity
                                                       exercise of        Weighted-average    compensation plans
                                                       outstanding       exercise price of   (excluding securities
                                                     options, options   outstanding options,     reflected in
                                                   warrants and rights  warrants and rights       column (a))
                  Plan Category                            (a)                  (b)                   (c)
                  -------------                    -------------------- -------------------- ---------------------
Equity compensation plans approved by security
  holders.........................................      37,732,018             $4.45              18,017,982
Equity compensation plans not approved by security
  holders.........................................               0                 0                       0
                                                        ----------             -----              ----------
       Total......................................      37,732,018             $4.45              18,017,982
                                                        ==========             =====              ==========

                       EXECUTIVE OFFICERS OF THE COMPANY

   The executive officers of the Company as of July 31, 2002, were:

Ned C. Lautenbach(1) Chairman and Chief Executive Officer                              58
John R. Peeler(1)... President, and President and Chief Executive Officer of the
                       Company's Communications Test Business                          47
John D. Ratliff..... Corporate Vice President and Chief Financial Officer              42
Richard H. Goshorn.. Corporate Vice President, General Counsel and Corporate Secretary 46
Dennis E. Ferguson.. Corporate Vice President and President of Airshow, Inc.           57

--------
(1) Biographical information pertaining to Messrs. Lautenbach and Peeler is presented above under "Election of Directors."

   John D. Ratliff, 42, serves as Corporate Vice President and Chief Financial Officer of the Company. Mr. Ratliff joined the Company in June 2000 and was named as Corporate Vice President and Chief Financial Officer of the Company effective January 1, 2002. Mr. Ratliff has also served as Senior Vice President and Chief Financial Officer of Acterna LLC since November 2001. Mr. Ratliff joined the Company from IBM where he served most recently as Vice President of Finance and Planning for IBM's personal computer unit from January 1997 through June 2000. During his career at IBM, Mr. Ratliff held a variety of senior executive positions in several divisions, including serving as Vice President, Finance and Planning for IBM's Latin American operation from November 1995 through December 1996.

   Richard H. Goshorn, 46, has served as Corporate Vice President, General Counsel and Corporate Secretary, since joining the Company in April 2002. Prior to joining the Company, Mr. Goshorn served as Senior Vice President and General Counsel for Cable & Wireless Global from June 1999 through May 2001. Mr. Goshorn held a number of positions at Cable & Wireless PLC and its subsidiaries from 1991 through 2001 in London, Brussels and Singapore, including as Vice President, Legal Services, Global Businesses for Cable & Wireless PLC from 1997 through 1998, and as Vice President and General Counsel to Cable & Wireless USA, Inc., from 1998 through 1999. Prior to joining Cable & Wireless, Mr. Goshorn was an attorney for the London based law firm of Gottesman Jones and Partners, and for the Ohio based law firm of Frost & Jacobs. Mr. Goshorn also served as a senior attorney for Fort Howard Corporation.

   Dennis E. Ferguson, 57, serves as Corporate Vice President of the Company, a position to which he was elected on November 30, 1998, and President of the Company's Airshow, Inc. subsidiary. Mr. Ferguson joined the Company in 1994. Mr. Ferguson previously served from 1990 to 1994 as General Manager of Intercon Security, Inc., a manufacturer and provider of security systems and services. Prior to 1990 he was employed by Sundstrand Turbomach and served as Vice President and General Manager of Transcom, an in-flight entertainment division of Sundstrand.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2002 and (iii) Mr. Kline, who was no longer serving as an executive officer as of March 31, 2002, but who was among the Company's most highly compensated executive officers for fiscal year 2002 (collectively referred to as the "Named Executive Officers"), for services rendered in all capacities with respect to the fiscal years ended March 31, 2000, 2001 and 2002:

                                                                    Long-Term
                                                                   Compensation
                                            Annual Compensation(1)  Awards(2)
                                            ---------------------- ------------
                                                                    Securities   All Other
                Name and                    Fiscal Salary   Bonus   Underlying  Compensation
           Principal Position                Year  ($)(3)    ($)   Options (#)     ($)(4)
           ------------------               ------ ------- ------- ------------ ------------
Ned C. Lautenbach(5).......................  2002        0       0         0            0
  Chairman and                               2001        0       0         0            0
  Chief Executive Officer                    2000        0       0         0            0

John R. Peeler.............................  2002  440,600 150,000         0       54,304
  President, and President and               2001  410,600 721,280         0       53,402
  Chief Executive Officer of                 2000  338,100 628,875         0       19,269
  Communications Test Business

John D. Ratliff............................  2002  293,250 150,000   100,000       29,460
  Corporate Vice President and               2001       --      --        --           --
  Chief Financial Officer                    2000       --      --        --           --

Allan M. Kline.............................  2002  306,269       0         0       66,091(6)
  Corporate Vice President,                  2001  307,267 268,333         0       34,490
  Chief Financial Officer and Treasurer      2000  286,850 365,735    75,000       35,442

Samuel W. Tishler..........................  2002  280,983       0         0       19,378
  Corporate Vice President--                 2001  237,267 203,933         0       25,164
  Corporate Development                      2000  223,100 291,530    50,000       25,646

Mark V.B. Tremallo.........................  2002  257,073       0         0       18,075
  Corporate Vice President--                 2001  214,142 182,658         0       22,622
  General Counsel and Corporate Secretary    2000  197,058 238,032    25,000       21,404


--------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in each instance aggregated less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer, and accordingly, have been omitted from the table as permitted by the rules of the SEC.

(2) Figures in this column show the number of options for the Common Stock granted. The Company did not grant any restricted stock awards or stock appreciation rights to any of the Named Executive Officers during the years shown.

(3) Figures in this column include payments made in lieu of car allowances.

(4) Figures in this column represent the Company's contributions on behalf of each of the Named Executive Officers under the 401(k) plan. These figures also include the Company's contributions under a nonqualified deferred compensation plan.

(5) Effective May 20, 1999, Mr. Lautenbach became Chairman, President and Chief Executive Officer of Acterna, and currently serves as Chairman and Chief Executive Officer. Mr. Lautenbach, who is a principal of CD&R, has entered into a Loanout Agreement, dated as of May 19, 1999, with the Company, Acterna LLC and CD&R pursuant to which the Company pays $500,000 annually to CD&R for his services rendered to the Company. See "Certain Relationships and Related Transactions."

(6) Mr. Kline retired from active employment with the Company on February 28, 2002. A payment of $39,482 was made to Mr. Kline pursuant to his retirement agreement with the Company, dated February 28, 2002. See "Separation and Retirement Agreements."

Option Grants in Fiscal Year 2002

   The following table sets forth certain information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended March 31, 2002:

                     INDIVIDUAL GRANTS OF STOCK OPTIONS(1)
                                                               Potential Realizable
                                                               Value at Assumed
                                % of Total                     Annual Rates of
                     Number of   Options                         Stock Price
                     Securities Granted to Exercise            Appreciation for
                     Underlying Employees  or Base             Option Term(2)
                      Options   in Fiscal   Price   Expiration --------------------
 Name                Granted(#)    Year     ($/Sh)     Date     5%($)     10%($)
 ----                ---------- ---------- -------- ----------  -------    -------
 Ned C. Lautenbach..       --       --         --          --       --         --
 John R. Peeler.....       --       --         --          --       --         --
 John D. Ratliff....  100,000      1.2       2.54   1/28/2012  159,739    404,811
 Allan M. Kline.....       --       --         --          --       --         --
 Samuel W. Tishler..       --       --         --          --       --         --
 Mark V. B. Tremallo       --       --         --          --       --         --

--------
(1) The options in this table vest annually in four equal installments beginning on the first anniversary date of grant and expire ten years after the date of grant.

(2) These columns show the hypothetical value of the options granted at the end of the option terms if the price of the Common Stock were to appreciate annually by 5% and 10%, respectively, based on the grant date value of the common stock.

               2002 AGGREGATE OPTION EXERCISES AND OPTION VALUES

Aggregated Option Exercises in Fiscal Year 2002 and FY-End Option Values

   The following table sets forth certain information regarding stock option exercises by the Named Executive Officers during the fiscal year ended March 31, 2002, and stock options held by the Named Executive Officers at March 31, 2002:

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised    In-the-Money Options at
                      Shares                    Options at FY-End(#)(1)        FY-End($)(2)
                    Acquired on     Value      ------------------------- -------------------------
Name                Exercise(#) Realized($)(3) Exercisable Unexercisable Exercisable Unexercisable
----                ----------- -------------- ----------- ------------- ----------- -------------
Ned C. Lautenbach..         0             0             0           0            0         0
John R. Peeler.....         0             0     2,060,866      90,000      665,641         0
John D. Ratliff....         0             0       280,000     520,000            0         0
Allan M. Kline.....   182,500     1,271,154     1,110,600           0            0         0
Samuel W. Tishler..         0             0       610,079           0            0         0
Mark V. B. Tremallo   100,000       917,260       251,309       7,840            0         0

--------
(1) Based on the number of shares subject to these options at fiscal year end March 31, 2002.

(2) Calculated on the basis of the fair market value of the Common Stock as determined by the Board of Directors in accordance with the Amended and Restated 1994 Stock Option and Incentive Plan on March 31, 2002 ($1.50), less the applicable option exercise price.

(3) Calculated on the basis of the fair market value of the Common Stock on the date of exercise, less the option exercise price.

Employment and Other Agreements

   In May 1998, the Company entered into an employment agreement with Mr. Peeler. The employment agreement provides for an initial term of five years. Pursuant to his employment agreement, Mr. Peeler currently receives an annual base salary of $425,000, and is entitled to participate in the Company's annual incentive compensation program, which provides an annual bonus based on the satisfaction of certain performance targets as determined by the Company's Board of Directors. In addition, Mr. Peeler may participate in all of the Company's pension, deferred compensation and supplemental savings programs, insurance programs, including life, medical, dental and disability, and other special benefit or perquisite programs generally available to the Company's senior executives. The employment agreement further provides for the election of Mr. Peeler to serve as a Director during his employment with the Company.

   Pursuant to his employment agreement, a substantial majority of the options to purchase shares of Common Stock held by Mr. Peeler prior to the May 1998 recapitalization of the Company became fully vested and exercisable. In addition, the employment agreement restricts the ability of Mr. Peeler to transfer shares of Common Stock beneficially owned by him (other than certain permitted transfers for estate planning purposes and transfers not exceeding in the aggregate 25% of the Common Stock owned, or subject to options held by the executive at the effective time of the May 1998 recapitalization) during his tenure.

   The employment agreement also provides that, in the event of the Company's termination of Mr. Peeler's employment during the term of the agreement other than for "Cause" (as defined in his employment agreement) or by Mr. Peeler for "Good Reason" (as defined in his employment agreement), he will be entitled to special termination benefits consisting of (a) continued payments of his average annual base salary and average annual bonus until the second anniversary of the date of termination, (b) continued coverage under the Company's medical insurance plan until his 65th birthday and (c) a pro rata incentive compensation bonus for the portion of the calendar year preceding such termination. The agreement also contains customary indemnification, confidentiality, noncompetition and nonsolicitation provisions.

Separation and Retirement Agreements

   The Company entered into a Separation Agreement with Mr. Tremallo dated February 28, 2002, pursuant to which Mr. Tremallo resigned from the Company effective May 31, 2002. The Separation Agreement provides that from the date of Mr. Tremallo's resignation from the Company he will receive continued payments of base salary and average annual bonus for a period of one year, continued benefits under the Company's medical and life insurance plans for a period of one year, and executive outplacement services from the Company. Mr. Tremallo's payments and benefits under the Separation Agreement are reduced by any amounts received by Mr. Tremallo from a new employer or through self-employment. Pursuant to the Separation Agreement, the Company and CD&R Fund V each waived its right to repurchase certain securities and options received by Mr. Tremallo. Any vested options held by Mr. Tremallo on the date of his resignation from the Company may be exercised until the second anniversary of his resignation, and all unvested options held by Mr. Tremallo on the date of his resignation were cancelled and forfeited. The Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated as of May 21, 1998, between the Company and Mr. Tremallo remains unaffected by the Separation Agreement. Mr. Tremallo and the Company also executed mutual releases in connection with the Separation Agreement.

   The Company entered into retirement agreements with Mr. Kline and Mr. Tishler, each dated February 28, 2002. Mr. Kline retired from active employment with the Company on February 28, 2002, but continued to serve as a Director of the Company for which he received the same compensation as other Directors who are not employees of the Company. Mr. Kline resigned from the Board of Directors of the Company effective as of July 11, 2002. Mr. Tishler retired from active employment with the Company on March 31, 2002; however, pursuant to his retirement agreement, Mr. Tishler will continue to provide services related to matters within his prior area of responsibility without receiving any additional compensation from the Company for such services.

   Mr. Tishler's retirement agreement further provides that upon his retirement he will receive continued payments of base salary and average annual bonus, and continued benefits under the Company's medical and life insurance plans, each for a period of one year. Any vested options held by Mr. Tishler on his date of retirement may be exercised until the second anniversary of his retirement, and all unvested options held by Mr. Tishler were cancelled and forfeited on March 31, 2002. The Non-Disclosure, Non-Competition and Non-Solicitation Agreement, dated as of May 21, 1998, between the Company and Mr. Tishler remains unaffected by the retirement agreement. Mr. Tishler also executed a release in favor of the Company in connection with his retirement agreement.

   Under his retirement agreement with the Company, Mr. Kline will receive continued payments of his base salary and average annual bonus as well as a monthly car allowance for a period of two years and continued benefits under the Company's medical and life insurance plans until his 65/th/ birthday. Any vested options held by Mr. Kline on his date of retirement may be exercised until the third anniversary of his retirement, and all unvested options held by Mr. Kline were cancelled and forfeited on February 28, 2002. The confidentiality, non-competition, and non-solicitation provisions of Mr. Kline's Employment Agreement remain unaffected by the retirement agreement. Mr. Kline also executed a release in favor of the Company in connection with his retirement agreement.

Certain Relationships and Related Transactions

CD&R Fund V and CD&R Fund VI

   Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V"), is a private investment fund managed by Clayton, Dubilier & Rice, Inc. The general partner of CD&R Fund V is CD&R Associates V Limited Partnership ("Associates V"), a Cayman Islands exempted limited partnership. Associates V has three general partners. The managing general partner of Associates V is CD&R Investment Associates II, Inc. ("Associates II Inc."), a Cayman Islands exempted company. The other general partners of Associates V are CD&R Cayman Investment Associates, Inc., a Cayman Islands exempted company and CD&R Investment Associates, Inc., a Delaware corporation.

   Clayton, Dubilier & Rice Fund VI Limited Partnership ("CD&R Fund VI"), is a private investment fund managed by Clayton, Dubilier & Rice, Inc. The general partner of CD&R Fund VI is CD&R Associates VI Limited Partnership ("Associates VI"), a Cayman Islands exempted limited partnership. The general partner of Associates VI is CD&R Investment Associates VI, Inc. ("Associates VI Inc."), a Cayman Islands exempted company.

CD&R

   Clayton, Dubilier & Rice, Inc. ("CD&R") is a private investment firm which is organized as a Delaware corporation. It is the manager of a series of investment funds, including CD&R Fund V and CD&R Fund VI, formed to invest in equity or equity-related securities of entities formed to effect leveraged acquisition transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance can be expected to generate returns on investments comparable to returns historically achieved in leveraged acquisition transactions. CD&R generally assists in structuring and arranging financing for and negotiating the transactions in which the funds it manages invest. After the consummation of such transactions, it generally provides management and financial consulting services to the companies in which its investment funds have invested during the period of such fund's investment. Such services include helping such companies to establish effective banking, legal and other business relationships and assisting management in developing and implementing strategies in improving the operational, marketing and financial performance of such companies.

   Mr. Lautenbach, who is a principal of CD&R, serves as the Company's Chairman and Chief Executive Officer. In May of 1999, the Company, its wholly-owned subsidiary Acterna LLC, and CD&R entered into a Loanout Agreement pursuant to which the Company pays $500,000 annually to CD&R for his services rendered to the Company. Mr. Lautenbach remains an employee of CD&R and is a limited partner of Associates VI and a Director of Associates II Inc. and Associates VI Inc. Mr. Gogel, who is a principal, Chief Executive Officer and a Director of CD&R, serves as one of the Company's Directors. Mr. Gogel is also a limited partner of Associates V, President, Chief Executive Officer and Director of Associates II, Inc., a limited partner of Associates VI and President, Chief Executive Officer and Director of Associates VI Inc. Mr. Schnall, who is a principal of CD&R, serves as one of the Company's Directors. Mr. Schnall is also a limited partner of Associates V and Associates VI and a Director of Associates II Inc. and Associates VI Inc.

   At the time of the May 1998 recapitalization of the Company, the Company entered into a consulting agreement with CD&R that provides, for so long as CD&R Fund V has an investment in the Company and its subsidiaries, for (a) an annual fee (in addition to the $500,000 paid annually to CD&R for Mr. Lautenbach's services) for providing management and financial consulting services to the Company and its subsidiaries and (b) reimbursement of out-of-pocket expenses it incurs after the May 1998 recapitalization. Pursuant to this consulting agreement, the Company paid an annual management fee to CD&R totaling $1.6 million for the fiscal year ending March 31, 2002. The Company also agreed to indemnify CD&R and certain related parties, subject to certain limitations, against all claims and liabilities arising out of or in connection with the federal securities laws or any other applicable securities or other laws in connection with the May 1998 recapitalization and related transactions and the operation of the business following the May 1998 recapitalization. In addition, in May 1998, the Company entered into a registration rights agreement with CD&R Fund V and certain other shareholders that provides that the parties may require the Company to register their shares of Common Stock under the Securities Act of 1933, as amended. In connection with the Company's merger on May 23, 2000 with Wavetek Wandel Goltermann, Inc., this registration rights agreement was amended to include CD&R Fund VI as a party.

   On January 15, 2002, Acterna LLC, a wholly-owned subsidiary of the Company, issued and sold at par $75 million aggregate principal amount of 12% Senior Secured Convertible Notes due 2007 (the "Convertible Notes") to CD&R Fund VI. Interest on the Convertible Notes is payable semi-annually in arrears on each March 31/st/ and September 30/th/, with interest payments commencing on March 31, 2002. At the option of Acterna LLC, interest is payable in cash or in-kind by the issuance of additional Convertible Notes. Due to limitations imposed by the Company's Senior Secured Credit Facility, Acterna LLC expects to pay interest on the Convertible Notes in-kind by issuing additional Convertible Notes. The Convertible Notes are secured by a second lien on all of the assets of the Company and its subsidiaries that secure the Senior Secured Credit Facility, and are guaranteed by the Company and its domestic subsidiaries. In addition to the annual management fees described above, in fiscal year 2002, the Company paid CD&R a $2.3 million financing fee in connection with the issuance of the Senior Secured Convertible Notes.

   On June 24, 2002, Acterna LLC and CD&R VI (Barbados), Ltd. ("CD&R Barbados") commenced cash tender offers for up to $155 million, on a combined basis, of the outstanding 93/4% Senior Subordinated Notes due 2008 of Acterna LLC (the "Subordinated Notes"). Acterna LLC's tender offer is for $109 million in principal amount of the Subordinated Notes, and CD&R Barbados' tender offer is for $46 million in principal amount of the Subordinated Notes. Acterna LLC will purchase the first $63,000,000 in aggregate principal amount of the Subordinated Notes tendered pursuant to the tender offers. Thereafter, Acterna LLC and CD&R Barbados will each purchase 50% of any Subordinated Notes validly tendered pursuant to the tender offers in excess of $63,000,000 in aggregate principal amount of the Subordinated Notes, subject to the maximum tender offer amount.

   In connection with the combined tender offers, Acterna LLC granted CD&R Barbados the right (which CD&R Barbados agreed to exercise only at the request of the administrative agent under Acterna LLC's credit facility) to invest all future cash interest received, on an after tax basis, on all of the Subordinated Notes held by CD&R Barbados upon completion of the tender offers in new senior secured convertible notes of Acterna LLC. The new notes will have terms substantially similar to the Convertible Notes except that the interest rate and the conversion rate applicable to any series of new notes will be determined at the time of issuance.

   CD&R Barbados is a Barbados company holding an International Business Company license. All of the capital stock of CD&R Barbados is owned by CD&R Fund VI. Mr. Schnall, who is a principal of CD&R and one of the Company's Directors, also serves as a Director of CD&R Barbados.

Loans to Directors and Officers

   On April 1, 2001, the Company loaned John R. Peeler, President of the Company and President and Chief Executive Officer of the Company's Communications Test Business, $1,160,000, all of which is currently outstanding, for the purpose of paying taxes associated with the exercise of stock options. This loan bears interest at the rate of 8.5% per annum.

   On April 3, 2001, the Company loaned Dennis E. Ferguson, Corporate Vice President and President of Airshow, Inc., $165,000, all of which is currently outstanding, for the purpose of paying taxes associated with the exercise of stock options. This loan bears interest at the rate of 8.5% per annum.

   The Company believes that the terms of the loans described above were reasonable and competitive.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee as constituted during fiscal year 2002. During that period, the Compensation Committee of the Board of Directors was comprised solely of non-employee Directors.

   Mr. Lautenbach became Chief Executive Officer (the "CEO") pursuant to a Loanout Agreement, dated as of May 19, 1999, among the Company, Acterna LLC and CD&R. The Company pays $500,000 annually to CD&R pursuant to the Loanout Agreement for his services rendered to the Company.

   The following summarizes the compensation practice and philosophy that was in effect at the Company for the fiscal year ended March 31, 2002. Modifications to such philosophy have and may continue to be made.

   The Compensation Committee reviews and approves all compensation plans, benefit programs, and perquisites for executives and other selected employees. The Compensation Committee sets the salary of the CEO, sets relative relationships between the CEO's salary and the salary of other key executives, and recommends the compensation program for Directors to the Board. The Compensation Committee reviews and approves management recommendations for stock option grants under the Company's stock option plans. The Compensation Committee periodically reviews the job performance of the CEO.

   The Company's executive compensation program was designed to attract and retain exceptional executives who seek a long-term association with the Company and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance based annual bonus. A third component, stock options, is used for executive retention, to attract new key people, and to align the long-term interests of eligible executives with those of the stockholders.

   During fiscal year 2002, the base salary of the Named Executive Officers was set taking into consideration Company sales and profit growth, overall job performance, and mid-range pay levels for comparable positions at corporations of a similar size. The Compensation Committee utilizes, as a reference, information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 40% of total attainable compensation, the majority of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return.

   The Company's pay for performance annual bonus program is considered the most significant cash-based compensation component. The plan in effect for fiscal year 2002 was formula-based, with performance targeted against competitive benchmarks, industry norms and individual goals and objectives. With outstanding performance, an executive could have earned a bonus of several times the executive's annual salary; or, with no profits and/or sales growth, poor return on sales or cash flow or failure to meet personal goals or objectives, no bonus at all. No bonuses were payable in fiscal year 2002 under the plan. However, based on the recommendation of the Board of Directors, each of Messrs. Peeler and Ratliff received a bonus in the amount of $150,000 in connection with the achievement by the Company of specified working capital targets established by the Board of Directors.

   The third compensation component is a stock option program, which provides long-term incentives to executives that are aligned with the interest of the Company's stockholders. Stock options, granted with an exercise price equal to the grant date fair market value of the Company's Common Stock as determined by the Board of Directors, typically vest annually in 25% increments over four years. The intent of the option program is to provide an executive with the opportunity for financial gain which is larger than cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the value of the Company's Common Stock for the gain to be realized.

   In granting stock options, the Compensation Committee makes a subjective determination of each executive's position with the Company, the likelihood that such officer will contribute to the long-term growth of the Company's stock price, and past practices. Prior option holdings are not a significant factor in the Compensation Committee's determination as to whether to grant additional options.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, which became effective on January 1, 1994, generally limits the Company's ability to deduct compensation expense in excess of $1 million paid to the Company's Chief Executive Officer or four other most highly paid executive officers. The Compensation Committee's policy with respect to Section 162(m), as in effect in fiscal year 2002, was to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. In the event that any amount payable by the Company would not be deductible under
Section 162(m), the Company intends to take all commercially reasonable actions under the circumstances to cause the payment of any such otherwise nondeductible amount to be deferred until such time as it may be paid without the loss of a Federal income tax deduction.

                                                         Brian D. Finn, Chairman
                                                         William O. McCoy
                                                         Brian H. Rowe

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the National Association of Securities Dealers.

   The Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's external auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the external auditors that firm's independence.

   Based on the Audit Committee's discussion with management and the external auditors and the Audit Committee's review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K and Annual Report on Form 10-K/A for the year ended March 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board also have approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company's external auditors.


                                                        Marvin L. Mann, Chairman
                                                        William O. McCoy
                                                        Victor A. Pelson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       FOR THE YEAR ENDED MARCH 31, 2002

   The graph that follows compares the five-year cumulative total return of the Common Stock with the S&P 500 Composite Stock Price Index and the S&P Technology 500 Index (previously known as the S&P High Tech Composite Index). It assumes an investment of $100 on March 31, 1997 in the Common Stock, and the stocks comprising the S&P 500 and the S&P Technology 500 Index and assumes reinvested dividends, including reinvestment of the $47.75 in cash per share received in connection with the May 21, 1998 recapitalization of the Company.

                           Total Shareholder Returns


                                    [CHART]
                   Mar97      Mar98      Mar99      Mar00      Mar01      Mar02

ACTERNA CORP      $100.00    $160.62    $142.53    $598.58    $248.75    $62.19
S&P 500 INDEX     $100.00    $148.00    $175.32    $206.77    $161.95    $162.34
TECHNOLOGY-500    $100.00    $154.75    $254.45    $460.28    $177.52    $164.38


                                           Years Ending
                          -----------------------------------------------
                           Mar97   Mar98   Mar99   Mar00   Mar01   Mar02
         Company/Index    ------- ------- ------- ------- ------- -------
      ACTERNA CORPORATION $100.00 $160.62 $142.53 $598.58 $248.75 $ 62.19
      S&P 500 INDEX...... $100.00 $148.00 $175.32 $206.77 $161.95 $162.34
      TECHNOLOGY-500..... $100.00 $154.75 $254.45 $460.28 $177.52 $164.38

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Exchange Act, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

Audit and Other Fees

AUDIT FEES. PricewaterhouseCoopers LLP billed the Company an aggregate of $1,753,000 in fees and expenses for professional services rendered in connection with the audit of the Company's annual consolidated financial statements included on Form 10-K and Form 10-K/A and reviews of the consolidated financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended March 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. In the year ended March 31, 2002, PricewaterhouseCoopers LLP rendered no professional services to the Company in connection with financial information systems design and implementation, the operation of the Company's information systems or the management of its local area networks.

ALL OTHER FEES. In the year ended March 31, 2002, PricewaterhouseCoopers LLP billed the Company an aggregate of $2,495,000 in fees and expenses for other services rendered to the Company, primarily for the following professional services: audit related services/(1)/ ($568,000) and income tax compliance and related tax services ($1,927,000).

   The Audit Committee of the Board of Directors has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

(1) Audit related services include fees for audits of the Company's employee benefit plans, audits of statutory financial statements of certain subsidiary businesses during the fiscal year ended March 31, 2002 and advice regarding disposal of a business and new debt financing.

                                PROPOSAL NO. 2

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends that the stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

Proposals by Stockholders

   In order for a proposal of a stockholder to be included in the Board of Directors' proxy statement for the 2003 Annual Meeting of the Company, pursuant to Rule 14a-8 under the Exchange Act, it must be received by the Company in writing at Acterna Corporation, Attention: Corporate Secretary, 20400 Observation Drive, Germantown, Maryland 20876, no later than April 8, 2003. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the proxy statement. In order for a proposal to be considered at the 2003 Annual Meeting of the Company but not included in the Company's proxy statement for that meeting, pursuant to the Company's By-Laws, it must be received by the Company at the above address no earlier than May 7, 2003 and no later than June 6, 2003, unless the 2003 Annual Meeting is not scheduled to be held on a date between August 4, 2003 and November 4, 2003, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the Company's current By-Laws may be obtained from the Secretary of the Company.

                                 OTHER MATTERS

   The Board of Directors of the Company is not aware of any other matters that may come before the meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.

   The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, Directors, or employees of the Company by telephone or in person.

   If you may not be present at the meeting, it would be appreciated if you would complete, date, and sign the enclosed proxy and return it promptly in the enclosed envelope.

Germantown, Maryland
August 6, 2002

                                      PROXY

                               ACTERNA CORPORATION

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 4, 2002

     The undersigned, revoking all prior proxies, hereby appoint(s) Richard J. Schnall and Richard H. Goshorn, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Acterna Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, NY, on September 4, 2002 at 2:00 p.m. local time, and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING BEFORE IT IS EXERCISED OR AFFIRMATIVELY INDICATE HIS OR HER INTENT TO VOTE IN PERSON.

  SEE REVERSE                                                     SEE REVERSE
      SIDE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

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                You can now access your Acterna account online.

Access your Acterna shareholder account online via Investor ServiceDirect(R)
(ISD).

Mellon Investor Services LLC, agent for Acterna Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

     .  View account status

     .  View payment history for dividends

     .  View certificate history

     .  Make address changes

     .  View book-entry information

     .  Obtain a duplicate 1099 tax form

     .  Establish/change your PIN

         Visit us on the web at http://www.melloninvestor.com and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(R) is currently only available for domestic individual and joint accounts.

     .  SSN

     .  PIN

     .  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

     .  SSN

     .  PIN

     .  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

     .  Certificate History

     .  Book-Entry Information

     .  Issue Certificate

     .  Payment History

     .  Address Change

     .  Duplicate 1099



              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF                 Please mark
THE BOARD OF DIRECTORS OF THE COMPANY                your votes as       [X]
                                                     indicated in
                                                     this example


1. To elect the following three Directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders and the following one Director to serve for a term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.


        FOR all nominees listed at right
        (except as marked to the contrary)

        [ ]

        WITHHOLD AUTHORITY to vote for all
        nominees listed at right

        [ ]


        Nominees:

        01 Ned C. Lautenbach (term ending 2005),

        02 Marvin L. Mann (term ending 2005),

        03 John R. Peeler (term ending 2005),

        04 Donald J. Gogel (term ending 2003).


(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.)


-----------------------------------------------




                                                   MARK HERE FOR ADDRESS
                                                   CHANGE AND NOTE AT LEFT [ ]



Signature _____________________          Date____________________________



2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

                 FOR          AGAINST           ABSTAIN

                 [ ]            [ ]               [ ]




Signature _____________________          Date____________________________

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership please sign by authorizing person.

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